FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF DECEMBER 31, 1995



(Unaudited)



Pages 1 through 6

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                           $2,620,581   $                      $2,620,581
  Gas                                                   410,852                             410,852
                                                      3,031,433                 -         3,031,433

OPERATING EXPENSES
  Fuel used in electric production                      716,754                             716,754
  Gas purchased                                         206,250                             206,250
  Purchased and exchanged power                          47,632                              47,632
  Other operation                                       534,587           214,375           748,962
  Maintenance                                           182,180                             182,180
  Depreciation                                          279,759                             279,759
  Amortization of phase-in deferrals                      9,091                               9,091
  Post-in-service deferred operating
    expenses - net                                       (2,500)                             (2,500)
  Income taxes                                          219,462           (75,031)          144,431
  Taxes other than income taxes                         256,086                             256,086
                                                      2,449,301           139,344         2,588,645

OPERATING INCOME                                        582,132          (139,344)          442,788

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                          1,964                               1,964
  Post-in-service carrying costs                          3,186                               3,186
  Phase-in deferred return                                8,537                               8,537
  Income taxes                                            5,391                               5,391
  Other - net                                             3,497                               3,497
                                                         22,575                 -            22,575

INCOME BEFORE INTEREST AND OTHER CHARGES                604,707          (139,344)          465,363

INTEREST AND OTHER CHARGES
  Interest on long-term debt                            213,911                             213,911
  Other interest                                         20,826                              20,826
  Allowance for borrowed funds used
    during construction                                  (8,065)                             (8,065)
  Preferred dividend requirements of
    subsidiaries                                         30,853                              30,853
                                                        257,525                 -           257,525

NET INCOME                                             $347,182         ($139,344)         $207,838

AVERAGE COMMON SHARES OUTSTANDING                       156,620             7,000           163,620

EARNINGS PER COMMON SHARE                                 $2.22                               $1.27

DIVIDENDS DECLARED PER COMMON SHARE                       $1.72

CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 1995

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                         $8,617,695   $                      $8,617,695
    Gas                                                 680,339                             680,339
    Common                                              184,663                             184,663
                                                      9,482,697                 -         9,482,697
  Accumulated depreciation                            3,367,401                           3,367,401
                                                      6,115,296                 -         6,115,296
  Construction work in progress                         135,852                             135,852
      Total utility plant                             6,251,148                 -         6,251,148

CURRENT ASSETS
  Cash and temporary cash investments                    35,052            75,031           110,083
  Restricted deposits                                     2,336                               2,336
  Accounts receivable less accumulated
    provision of $10,360,000 for
    doubtful accounts                                   371,150                             371,150
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production               122,409                             122,409
      Gas stored for current use                         21,493                              21,493
      Other materials and supplies                       85,076                              85,076
  Property taxes applicable to subsequent year          116,822                             116,822
  Prepayments and other                                  32,347                              32,347
                                                        786,685            75,031           861,716

OTHER ASSETS
  Regulatory Assets
    Amounts due from customers - income taxes           423,493                             423,493
    Post-in-service carrying costs and
      deferred operating expenses                       187,190                             187,190
    Phase-in deferred return and depreciation           100,388                             100,388
    Deferred demand-side management costs               129,400                             129,400
    Deferred merger costs                                56,824                              56,824
    Unamortized costs of reacquiring debt                73,904                              73,904
    Other                                                74,911                              74,911
  Other                                                 136,121                             136,121
                                                      1,182,231                 -         1,182,231

                                                     $8,220,064           $75,031        $8,295,095

CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 1995

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,670,141 Actual
      and 164,670,141 Pro Forma                          $1,577               $70            $1,647
  Paid-in capital                                     1,597,050           214,305         1,811,355
  Retained earnings                                     950,216          (139,344)          810,872
    Total common stock equity                         2,548,843            75,031         2,623,874

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                   227,897                             227,897
  Subject to mandatory redemption                       160,000                             160,000

LONG-TERM DEBT                                        2,530,766                           2,530,766
    Total capitalization                              5,467,506            75,031         5,542,537

CURRENT LIABILITIES
  Long-term debt due within one year                    201,900                             201,900
  Notes payable                                         165,800                             165,800
  Accounts payable                                      263,403                             263,403
  Litigation settlement                                  80,000                              80,000
  Accrued taxes                                         317,185                             317,185
  Accrued interest                                       55,995                              55,995
  Other                                                  61,938                              61,938
                                                      1,146,221                 -         1,146,221

OTHER LIABILITIES
  Deferred income taxes                               1,120,900                           1,120,900
  Unamortized investment tax credits                    185,726                             185,726
  Accrued pension and other postretirement
    benefit costs                                       171,771                             171,771
  Other                                                 127,940                             127,940
                                                      1,606,337                 -         1,606,337

                                                     $8,220,064           $75,031        $8,295,095

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)

BALANCE DECEMBER 31, 1994                              $877,061   $                        $877,061

  Net income                                            347,182          (139,344)          207,838
  Dividends on common stock                            (268,851)                           (268,851)
  Other                                                  (5,176)                             (5,176)


BALANCE DECEMBER 31, 1995                              $950,216         ($139,344)         $810,872

CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Issuance of 7,000,000 Shares of Common Stock, $.01 Par Value Per Share




Entry No. 1

Other operation expense                                              $214,375,000
  Common stock                                                                              $70,000
  Paid-in capital                                                                       214,305,000

To record the issuance of 7,000,000 shares of common stock under the Cinergy Corp.
1996 Long-term Incentive Compensation Plan, at the December 31, 1995, close price of $30-5/8 per share.

Entry No. 2

Cash and temporary cash investments                                   $75,031,250
  Income taxes                                                                          $75,031,250

To record the reduction in income taxes associated with increased operation expenses
($214,375,000 at an assumed tax rate of 35%).